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                                                                     EXHIBIT 5.1

                  [SMITH, GAMBRELL & RUSSELL, LLP LETTERHEAD]



        Arthur J. Schwartz
         (404) 264-2632
E-Mail: jschwartz@sgratl.com



                                August 1, 1997



Board of Directors
EduTrek International, Inc.
3340 Peachtree Road, Suite 2000
Atlanta, Georgia  30326

Re:      EduTrek International, Inc.
         Registration Statement on Form S-1
         Registration Number 333-29603
         2,990,000 Shares


Ladies and Gentlemen:

         We have acted as counsel for EduTrek International, Inc. (the "Company") in connection with the proposed public offering of 2,990,000 Shares of Class A Common Stock, without par value (the "Common Stock"), covered by the above-described Registration Statement.

         In connection therewith, we have examined the following:

         (1) The Articles of Incorporation, as amended, of the Company, certified by the Secretary of State of the State of Georgia;

         (2) The By-Laws of the Company, certified as complete and correct by the Secretary of the Company;

         (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company;

         (4) Certificate of Good Standing with respect to the Company, issued by the Secretary of State of the State of Georgia; and

         (5)    The Registration Statement.

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Board of Directors
EduTrek International, Inc.
August 1, 1997
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         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

         (A) The Company has been duly incorporated under the laws of the State of Georgia and is validly existing and in good standing under the laws of that state;

         (B) The 2,732,890 shares of Common Stock covered by the Registration Statement to be sold by the Company have been legally authorized and, when issued and sold in accordance with the terms described in the Registration Statement, will be legally issued, fully paid and non-assessable; and

         (C) The 257,110 shares of Common Stock covered by the Registration Statement to be sold by the selling shareholder referenced therein have been legally authorized by the Company and, when sold in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in said Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,

                                      SMITH, GAMBRELL & RUSSELL, LLP



                                       /s/ Arthur Jay Schwartz
                                      ----------------------------------------
                                      Arthur Jay Schwartz

AJW/CWH/ml



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